UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 12, 2005

MONSANTO COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 North Lindbergh Boulevard St. Louis, Missouri 63167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Monsanto Company (the “Company”) is considering conducting an exchange offer for up to $400 million of the $800 million of its outstanding 7-3/8% Senior Notes due August 15, 2012 (the “Notes”). Any such exchange offer would be made only to holders that have certified certain matters to the Company, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Act”) or as to such other matters as the Company may require. The terms and conditions of any exchange offer and of the securities that would be issued have not yet been determined. However, the Company anticipates that notes to be issued under such an exchange would bear maturities longer than that of the Notes, and that the exchange, if consummated, would diversify the Company’s debt maturity structure. The Company has made no final decision on whether to launch the exchange offer, or on the timing or the terms and conditions of any such offer.

Any securities offered in the contemplated exchange would not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2005	MONSANTO COMPANY

By:	/s/ Robert A. Paley
Name: Robert A. Paley Title: Vice President and Treasurer

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